UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 23, 2020

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6060 American Plaza, Suite 600 Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)

(918) 237-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	BKEP	The Nasdaq Global Market
Series A Preferred Units	BKEPP	The Nasdaq Global Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2020, Blueknight Energy Partners, L.P. (the “Partnership”) held a special meeting (the “Special Meeting”) of its unitholders and approved an amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (the “Amended LTIP”). The Amended LTIP increases the number of common units reserved for issuance under the incentive plan by 4,000,000 common units from 4,100,000 common units to 8,100,000 common units. The Amended LTIP became effective on September 9, 2020 subject to the approval by the Partnership’s unitholders, which occurred on November 23, 2020.

Employees, consultants and directors of the Partnership’s general partner and its affiliates who perform services for the Partnership are eligible to receive awards under the Amended LTIP. The Amended LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, other unit-based awards and cash awards. Subject to adjustment for certain events, an aggregate of 8,100,000 common units may be delivered pursuant to awards under the Amended LTIP of which 4,453,982 common units were available for future awards under the Amended LTIP as of October 1, 2020. Common units canceled, forfeited or withheld to satisfy tax withholding obligations will not be considered to be common units delivered under the Amended LTIP for purposes of applying the maximum unit limit under the Amended LTIP; provided, however, that common units delivered or withheld in satisfaction of the exercise or other purchase price of, or in satisfaction of tax withholding obligations for, options or unit appreciation rights will be considered to be common units delivered under the Amended LTIP and will not be available for delivery pursuant to other awards. The Amended LTIP will be administered by the Compensation Committee of the General Partner’s board of directors, provided that its authority under the Amended LTIP may be delegated on such terms and conditions as the Compensation Committee may establish consistent with applicable law. The Amended LTIP has been designed to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of common unitholders.

This description of the Amended LTIP is qualified in its entirety by the full and complete terms of the Amended LTIP, a copy of which was filed as Annex A to the Partnership’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 9, 2020, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following proposals were adopted at the Special Meeting by the margins indicated.

1.  Proposal to approve the amendment and restatement of the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan to increase the number of common units issuable under such plan by 4,000,000 common units from 4,100,000 common units to 8,100,000 common units and make certain other changes.

Number of Units
For	40,280,250
Against	10,855,504
Abstain	87,415

2.    Proposal to approve the adjournment of the special meeting to a later date or dates, if deemed necessary or appropriate, to solicit additional proxies if there were not sufficient votes at the time of the special meeting to approve Proposal 1.

Number of Units
For	42,364,780
Against	10,745,229
Abstain	107,055

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: November 23, 2020	By:	/s/ Matthew R. Lewis
Matthew R. Lewis
Chief Financial Officer